Exhibit 10.40

NOBLE CORPORATION

TIME-VESTED RESTRICTED STOCK UNIT AWARD

THIS INSTRUMENT, made as of the             day of             , 201    , by Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”) evidences the time-vested Restricted Stock Units (as defined in the Plan) awarded hereunder to             (“Employee”) and sets forth the restrictions, terms and conditions that apply thereto.

W I T N E S S E T H:

WHEREAS, the committee (the “Committee”) acting under the Company’s 1991 Stock Option and Restricted Stock Plan, as amended (the “Plan”), has determined that it is desirable to award time-vested Restricted Stock Units to Employee pursuant to the Plan; and

WHEREAS, pursuant to the Plan, the Committee has determined that the time-vested Restricted Stock Units so awarded shall be subject to the restrictions, terms and conditions set forth in this Instrument;

NOW, THEREFORE, the award of time-vested Restricted Stock Units is hereby granted to Employee as follows:

1. Time-Vested Restricted Stock Unit Award. On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, the Company hereby awards             Restricted Stock Units (the “Awarded Restricted Stock Units”) to Employee pursuant to the Plan. The Awarded Restricted Stock Units are being awarded to Employee effective as of the date of this Instrument (the “Effective Date”), and shall vest or be forfeited in accordance with (and otherwise be subject to) the provisions of this Instrument. The Awarded Restricted Stock Units are being awarded to Employee without the payment of any cash consideration by Employee, except that payment of nominal value in respect of the Shares hereunder may be required by the Committee or pursuant to procedures of the Committee in respect of the allotment and issuance, transfer or delivery of such Shares.

2. Vesting and Forfeiture. Except as set forth in Section 3 of this Instrument, the Awarded Restricted Stock Units shall vest and the forfeiture restrictions applicable to them under this Instrument shall terminate in accordance with the provisions of the attached Schedule I, provided that Employee remains continuously employed by the Company or an Affiliate from the Effective Date to the applicable date of vesting. Any Awarded Restricted Stock Units that have not already vested shall be forfeited by Employee upon the termination of Employee’s employment with the Company or an Affiliate for any reason other than (i) death or Disability or (ii) after the occurrence of a Change in Control, by reason of (A) the Company’s termination of Employee’s employment other than for Cause (as defined below) or (B) Employee’s termination of Employee’s employment for Good Reason (as defined below). Transfers of employment without interruption of service between or among the Company and any of its Affiliates shall not be considered a termination of employment.

3. Acceleration of Vesting.

(a) All of the Awarded Restricted Stock Units that have not already vested shall become fully vested and no longer subject to any forfeiture restrictions under this Instrument if Employee’s employment with the Company or an Affiliate terminates (i) by reason of the death or Disability of Employee or (ii) after the occurrence of a Change in Control, by reason of (A) the Company’s termination of Employee’s employment other than for Cause or (B) Employee’s termination of Employee’s employment for Good Reason.

(b) For purposes of this Instrument, “Cause” shall mean (i) the willful and continued failure of Employee to perform substantially Employee’s duties for the Company (other than any such failure resulting from bodily injury or disease or any other incapacity due to mental or physical illness) after a written demand for substantial performance is delivered to Employee by the Executive Vice President and Corporate Secretary of the Company, which specifically identifies the manner in which the Company believes Employee has not substantially performed Employee’s duties; or (ii) the willful engaging by Employee in illegal conduct or gross misconduct that is materially and demonstrably detrimental to the Company and/or its Affiliates, monetarily or otherwise. For purposes of this provision, no act, or failure to act, on the part of Employee shall be considered “willful” unless done, or omitted to be done, by Employee in bad faith or without reasonable belief that Employee’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, upon the instructions of the Chief Executive Officer or another senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Company in good faith and in the best interests of the Company and its Affiliates.

(c) For purposes of this Instrument, “Good Reason” shall mean any of the following (without Employee’s express written consent): (i) a material diminution in Employee’s base salary as of the day immediately preceding the Change in Control or (ii) the Company’s requiring Employee to be based at any office or location more than 50 miles from Employee’s principal office or location as of the day immediately preceding the Change in Control. Notwithstanding the foregoing, Employee shall not have the right to terminate Employee’s employment hereunder for Good Reason unless (1) within 60 days of the initial existence of the condition or conditions giving rise to such right Employee provides written notice to the Executive Vice President and Corporate Secretary of the Company of the existence of such condition or conditions, and (2) the Company fails to remedy such condition or conditions within 30 days following the receipt of such written notice (the “Cure Period”). If any such condition is not remedied within the Cure Period, Employee must terminate Employee’s employment with the Company within a reasonable period of time, not to exceed 30 days, following the end of the Cure Period.

4. Allotment and Issuance of Shares. As soon as practicable following the date any Awarded Restricted Stock Unit vests (but no later than the end of the calendar year in which vesting occurs or, if later, 2.5 months after vesting), the Company shall, subject to Section 7(b) herein, allot and issue or transfer to Employee one Share in settlement of such Awarded Restricted Stock Unit and such Awarded Restricted Stock Unit shall be canceled.

5. No Rights as Shareholder. Employee shall have no rights as a shareholder of the Company, including, without limitation, voting rights or the right to receive dividends and distributions as a shareholder, with respect to the Shares subject to the Awarded Restricted Stock Units, unless and until and to the extent such Shares are allotted and issued or transferred to Employee as provided herein.

6. Cash Dividend and Cash Distribution Equivalent Rights. The Company hereby awards cash dividend and cash distribution equivalent rights to Employee with respect to the Awarded Restricted Stock Units. The cash dividend and cash distribution equivalent rights awarded to Employee under this Section 6 shall entitle Employee to the payment, with respect to each Share that is subject to an Awarded Restricted Stock Unit that has not been canceled or forfeited, of an amount in cash equal to the amount of any cash dividend or other cash distribution paid by the Company with respect to one Share while such Awarded Restricted Stock Unit remains outstanding. Such amount shall be paid to Employee by Employee’s employer on the date of the payment of the related cash dividend or cash distribution.

7. Arrangements and Procedures Regarding Nominal Value and Withholding Taxes.

(a) Employee shall make arrangements satisfactory to the Committee for (i) the payment of the aggregate nominal value with respect to the Shares that are allotted and issued, transferred or delivered to or on behalf of Employee in settlement of Awarded Restricted Stock Units that have become vested and (ii) the payment of taxes of any kind that are required by law to be withheld with respect to the Awarded Restricted Stock Units or the cash dividend and cash distribution equivalent rights awarded under this Instrument, including, without limitation, taxes applicable to (x) the awarding of the Awarded Restricted Stock Units or the allotment and issuance or transfer of Shares in settlement thereof, or (y) the awarding of the cash dividend and cash distribution equivalent rights or the payments made with respect thereto.

(b) Unless and until the Committee shall determine otherwise and provide notice to Employee in accordance with Section 7(c), any obligation of Employee under Section 7(a) that arises with respect to the allotment and issuance, transfer or delivery of Shares in settlement of Awarded Restricted Stock Units that have become vested may be satisfied, in accordance with procedures adopted by the Committee, by (i) Employee’s forfeiture or surrender of the right to require the Company to allot and issue, transfer or deliver Shares subject to such Awarded Restricted Stock Units, (ii) causing such Awarded Restricted Stock Units to be settled partly in cash or (iii) otherwise withholding a portion of such Shares. In the case of Shares as to which the right to require allotment and issuance, transfer or delivery is forfeited or surrendered pursuant to clause (i) and Shares withheld pursuant to clause (iii) such Shares or rights shall be valued at the Fair Market Value (of such Shares or the Shares to which such rights relate, as the case may be) as of the date on which the taxable event that gives rise to the withholding requirement occurs.

(c) The Committee may determine, after the Effective Date and on notice to Employee, to authorize one or more arrangements (in addition to or in lieu of the arrangement described in Section 7(b)) satisfactory to the Committee for Employee to satisfy the obligation of Employee under Section 7(a).

(d) If Employee does not, for whatever reason, satisfy the obligation of Employee under Section 7(a), then the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to Employee the amount required to satisfy the obligation of Employee under Section 7(a).

8. Non-Assignability. This Instrument is not assignable or transferable by Employee. No right or interest of Employee under this Instrument or the Plan may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law (except pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code or a similar domestic relations order under applicable foreign law, either in such form as is acceptable to the committee), and no such right or interest shall be liable for or subject to any debt, obligation or liability of Employee.

9. Defined Terms; Plan Provisions. Unless the context clearly indicates otherwise, the capitalized terms used (and not otherwise defined) in this Instrument shall have the meanings assigned to them under the provisions of the Plan. The Awarded Restricted Stock Units and the cash dividend and cash distribution equivalent rights subject to this Instrument shall be governed by and subject to all applicable provisions of the Plan. This Instrument is subject to the Plan, and the Plan shall govern where there is any inconsistency between the Plan and this Instrument.

10. Governing Law. This Instrument shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws thereof, except to the extent Texas law is preempted by federal law of the United States or by the laws of England and Wales.

11. Binding Effect. This Instrument shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

12. Prior Communications; Amendment. This Instrument, together with any Schedules and Exhibits and any other writings referred to herein or delivered pursuant hereto, evidences the Award granted hereunder, which shall be subject to the restrictions, terms and conditions hereof, and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof. To the fullest extent provided by applicable law, this Instrument may only be amended, modified and supplemented in accordance with the applicable terms and conditions set forth in the Plan.

13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if directed in the manner specified below, to the parties at the following addresses and numbers:

(a) If to the Company, when delivered by hand, confirmed fax or mail (registered or certified mail with postage prepaid) to:

Noble Corporation plc

18b Charles Street

London

W1J 5DU

England

Attention: Executive Vice President and Corporate Secretary

Fax: 281-596-4486

With a copy to:

Chairman of Compensation Committee

c/o Noble Corporation plc

18b Charles Street

London

W1J 5DU

England

Fax: 281-596-4486

(b) If to Employee, when delivered by hand, confirmed fax or mail (registered or certified mail with postage prepaid) to:

The last known address and number for Employee as maintained in the personnel records of the Company

For purposes of this Section 13, the Company shall provide Employee with written notice of any change of the Company’s address, and Employee shall be responsible for providing the Company with proper notice of any change of Employee’s address pursuant to the Company’s personnel policies, and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

14. Severability. If any provision of this Instrument is held to be unenforceable, this Instrument shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects the restrictions, terms and conditions set forth in this Instrument shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

15. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Instrument, and shall not affect in any manner the meaning or interpretation of this Instrument.

16. Gender. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

17. References. The words “this Instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Instrument as a whole and not to any particular subdivision unless expressly so limited. Whenever the words “include,” “includes” and “including” are used in this Instrument, such words shall be deemed to be followed by the words “without limitation.”

18. Unfunded Awards. The awards made under this Instrument are unfunded and unsecured obligations and rights to provide or receive compensation in accordance with the provisions hereof, and to the extent that Employee acquires a right to receive compensation from the Company or an Affiliate pursuant to this Instrument, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

19. Compliance with Code Section 409A. The compensation payable to or with respect to Employee pursuant to the Awarded Restricted Stock Units is intended to be compensation that is not subject to the tax imposed by Code Section 409A, and this Instrument shall be administered and construed to the fullest extent possible to reflect and implement such intent.

IN WITNESS WHEREOF, the Company has signed and delivered this Instrument as of the date first above written.

NOBLE CORPORATION PLC

Name:	Julie J. Robertson
Title:	Executive Vice President
and Corporate Secretary

SCHEDULE I

NOBLE CORPORATION

RESTRICTED PERIODS

FOR AWARD OF TIME-VESTED RESTRICTED STOCK UNITS

The Committee has determined that the following specified restricted time periods shall be applicable to the Awarded Restricted Stock Units awarded pursuant to the Instrument:

1. Restricted Periods.

(i)	One-third of the Awarded Restricted Stock Units shall vest and no longer be subject to forfeiture on the first anniversary of the Effective Date; and

(ii)	One-third of the Awarded Restricted Stock Units shall vest and no longer be subject to forfeiture on the second anniversary of the Effective Date; and

(iii)	One-third of the Awarded Restricted Stock Units shall vest and no longer be subject to forfeiture on the third anniversary of the Effective Date.